                                                                      Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 14, 2002 on our review of interim financial information of Too, Inc. and subsidiaries (the "Company') as of and for the period ended August 3, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-71862, 333-71860, 333-89529, 333-89533, 333-93717 and 333-93715.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
September 11, 2002

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